UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): APRIL 28, 2005

                               WESCORP ENERGY INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                   000-30095               33-0921967
(State or other jurisdiction of     (Commission            (IRS Employer
       incorporation)               File Number)         Identification No.)

              8711 - 50TH AVENUE, EDMONTON, ALBERTA, CANADA T6H 5H4
               (Address of principal executive offices) (Zip Code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

        Registrant's telephone number, including area code (780) 482-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 28, 2005, Wescorp Energy Inc. ("Wescorp" or the "Corporation") entered into Subscription Agreements with several accredited investors (the "Purchasers") pursuant to which Wescorp agreed to sell and the Purchaser agrees to purchase 1,662,050 dollars worth of 14% Secured Convertible Debentures (the "Debentures") of the Corporation. The Debentures bear interest at a rate of 14% per annum, payable quarterly, commencing on March 30, 2005. The Debentures will be repaid in full if not converted, on December 31, 2005 (the "Maturity Date").

The Debentures are secured by way of a security interest granted over the inventory and receivables of Flowstar Technologies Inc., a wholly owned subsidiary of the Corporation.

The Debentures may, at the option of the holder, be converted into units (the "Units") of Wescorp at a price of $0.90 per Unit at any time prior to the Maturity Date. Each Unit is comprised of one (1) common share (the "Common Shares") of the Corporation and one (1) Common Share purchase warrant (the "Warrant(s)") each of which may be exercised at any time up to December 31, 2006 as follows:


(a) if exercised on or before December 31, 2005 the holder of a Warrant shall be entitled to purchase one (1) Common Share for each Warrant held for US$1.00 per Common Share; and

(b) thereafter until the Maturity Date the holder of each Warrant shall be entitled to purchase one (1) Common Share for each Warrant held for US $2.00 per share Common Share.

The Corporation shall be entitled to prepay the Debenture in whole or in part, at any time prior to the Maturity Date subject to the following:

(a) the Corporation providing the holder with at least one months prior written notice (the "Notice Period") of the Corporation's intention to repay the Debenture; and

(b) at the date the notice is issued the weighted average trading price of the Corporation's Common Shares as traded on the NASD OTC Bulletin Board for the ten (10) previous trading days was at least US $1.35 per share.

If a holder converts their Debenture after a notice of repayment has been issued by the Corporation, the Corporation undertakes to file a registration with respect to any Common Shares issued upon such conversion of the Debenture as soon as reasonably possible thereafter, as determined by the board of directors of the Corporation.

The Debentures were issued to non-US residents outside the United States in reliance upon the exemption from registration under Regulation S of the Securities Act of 1933, as amended and to a limited number of "accredited investors" as defined in Rule 501 of the Securities Act of 1933, as amended, who are resident in the United States.

A portion of the proceeds from the sale of the Debentures will be used to pay the fees incurred in connection with the private placement, including legal fees. The remaining net proceeds will be used for working capital purposes.



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ITEM 2.03   CREATION OF A DIRECT  FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
            OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On April 28, 2005, Wescorp sold 1,662,050 dollars of 14% Secured Convertible Debentures. See "Item 1.01 Entry Into a Material Definitive Agreement" for details.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits:

REGULATION
S-B NUMBER                                DOCUMENT

  10.1          Certificate for 14% Secured Convertible Debenture

  10.2 Form of Subscription dated as of April 28, 2005 between Wescorp Energy Inc. and the Purchaser named therein.

  10.3          Form of Common Stock Purchase Warrant

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     WESCORP ENERGY INC.


April 28, 2005                       By:  /s/ DOUGLAS BILES
                                         ---------------------------------------
                                          Douglas Biles
                                          President and Chief Executive Officer